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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


BLACK WARRIOR WIRELINE CORP. EXECUTES LETTER OF INTENT FOR SALE OF THE COMPANY


COLUMBUS, Mississippi, April 28, 2005 - Black Warrior Wireline Corp., ("Black Warrior" or the "Company") (OTC - BWWL) announced today that it has entered into a Letter of Intent with affiliates of Centre Partners Management LLC and Centre Southwest Partners LLC (collectively "Centre") for acquisition of Black Warrior by an affiliate of Centre.

The transaction is subject to, among other things, the preparation and execution of definitive legal documentation and the approval of the stockholders of Black Warrior. If completed, the transaction will result in payment of merger consideration to each Black Warrior stockholder of $0.75 per share. The transaction would result in the repayment or assumption at closing by the acquirer of substantially all of the outstanding Black Warrior liabilities and indebtedness.

IN CONNECTION WITH OBTAINING STOCKHOLDER APPROVAL FOR THE TRANSACTION, THE COMPANY WILL SOLICIT THE VOTE OF ITS STOCKHOLDERS AT A MEETING TO BE SCHEDULED AND WILL MAIL PRIOR TO THE MEETING TO ALL STOCKHOLDERS AS OF A RECORD DATE TO BE DETERMINED A PROXY STATEMENT DESCRIBING THE PROPOSED TRANSACTION. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AFTER IT IS FILED AND ANY OTHER RELEVANT DOCUMENTS FOR FREE AT THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV.

Black Warrior is an oil and natural gas service company providing various services (primarily wireline services) to oil and natural gas operators primarily in the United States and in the Gulf of Mexico. Additional information may be obtained by contacting Ron Whitter, the Company's Chief Financial Officer, at (662) 329-1047.

Centre Partners, founded in 1986, is a leading private equity firm focused on making investments in middle market companies alongside management teams who have meaningful economic stakes in the future success of their business. Centre Partners and its affiliates, with offices in New York, Los Angeles and Dallas, have invested over $3 billion of equity capital in more than 80 businesses. Centre Partners is currently investing through its fourth fund, which has committed capital of approximately $780 million. Additional information about Centre Partners and Centre Southwest Partners is available at www.centrepartners.com and www.centresw.com.



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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995.

         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with those safe-harbor provisions. Forward-looking statements include, but are not limited to, the ability of the Company to negotiate and enter into a definitive legal documentation relating to the proposed transaction on terms acceptable to it, the final terms of the intended transaction conforming with the terms described above and the likelihood that such transaction will be consummated on the terms described above or on any terms whatsoever. Statements made in this press release as to the amounts to be received by stockholders of the Company are likewise forward-looking statements. Such forward-looking statements also relate to the Company's ability to obtain the requisite stockholder approval for the transaction. The inability of the Company to meet these objectives or requirements or the consequences to the Company resulting from its inability to generate revenues and attain and maintain profitability and cash flow through the closing date of the proposed transaction and from adverse developments in general economic conditions, changes in capital markets, adverse developments in the oil and gas industry, developments in international relations and the commencement or expansion of hostilities by the United States or other governments and events of terrorism, declines and fluctuations in the prices for oil and natural gas, and other factors could have a material adverse effect on the Company and its ability to complete the proposed transaction. Material declines in the prices for oil and gas can be expected to adversely affect the Company's revenues and the Company's ability to complete the proposed transaction. Important factors that could cause the Company to be unable to meet its objectives and complete the proposed transaction are also described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.





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